Exhibit 21.1

List of Subsidiaries

Name		State of Incorporation or Organization
1.	Buckhead Overlook, LLC	Georgia
2.	Comstock Acquisitions, L.C.	Virginia
3.	Comstock Airmont, L.C.	Virginia
4.	Comstock Aldie, L.C.	Virginia
5.	Comstock Barrington Park, L.C.	Virginia
6.	Comstock Bellemeade, L.C.	Virginia
7.	Comstock Belmont Bay 5, L.C.	Virginia
8.	Comstock Belmont Bay 89, L.C.	Virginia
9.	Comstock Blair Mill, L.L.C.	Virginia
10.	Comstock Blooms Mill II, L.C.	Virginia
11.	Comstock Brandy Station, L.C.	Virginia
12.	Comstock Carter Lake, L.C.	Virginia
13.	Comstock Cascades, L.C.	Virginia
14.	Comstock Communities, L.C.	Virginia
15.	Comstock Countryside, L.C.	Virginia
16.	Comstock Culpeper, L.C.	Virginia
17.	Comstock Delta Ridge II, L.L.C.	Virginia
18.	Comstock Emerald Farm, L.C.	Virginia
19.	Comstock Fairfax I, L.C.	Virginia
20.	Comstock Flynn’s Crossing, L.C.	Virginia
21.	Comstock Hamlets of Blue Ridge, L.C.	Virginia
22.	Comstock Holland Road, L.L.C.	Virginia
23.	Comstock Homes of North Carolina, L.L.C.	North Carolina
24.	Comstock Homes of Raleigh, L.L.C.	North Carolina
25.	Comstock Homes of Washington, L.C.	Virginia
26.	Comstock Homes of Atlanta, LLC	Georgia
27.	Comstock Kelton II, L.C.	Virginia
28.	Comstock Lake Pelham, L.C.	Virginia
29.	Comstock Landing, L.L.C.	Virginia
30.	Comstock Loudoun Condos 1, L.C.	Virginia
31.	Comstock North Carolina, L.L.C.	North Carolina
32.	Comstock Penderbrook, L.C.	Virginia
33.	Comstock Potomac Yard, L.C.	Virginia
34.	Comstock Ryan Park, L.C.	Virginia
35.	Comstock Sherbrooke, L.C.	Virginia
36.	Comstock Summerland, L.C.	Virginia
37.	Comstock Wakefield, L.L.C.	Virginia
38.	Comstock Wakefield II, L.L.C.	Virginia
39.	Highland Avenue Properties, LLC	Georgia
40.	Highland Station Partners, LLC	Georgia
41.	Mathis Partners, LLC	Georgia
42.	North Shore Raleigh II, L.L.C.	Virginia
43.	Comstock Realty, LLC	Georgia
44.	Comstock James Road, LLC	Georgia
45.	Post Preserve, LLC	Georgia
46.	Raleigh Resolution, L.L.C.	Virginia
47.	Settlement Title Services, L.L.C.	Virginia
48.	TCG Debt Fund II, L.C.	Virginia
49.	TCG Fund I, L.C.	Virginia
50.	Tribble Road Development, LLC	Georgia